                                                                    EXHIBIT 23.4







                        Consent of Independent Auditors






The Board of Directors
Healthcare Realty Trust Incorporated:

We consent to the incorporation herein by reference of our reports dated July 14, 2004, with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 for Ascension Detroit Properties and Baylor Health Care System Properties, which reports appear in the Form 8-K/A of the Company dated July 20, 2004 and to the reference of our firm under the heading "Experts" in the prospectus.


                                               /s/ KPMG LLP


Nashville, Tennessee

November 16, 2004